UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2021

GAIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 3, 2021, Gaia issued a press release announcing results for its quarter ended March 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report and a transcript from the conference call is attached as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and in Exhibit 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 29, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Gaia, Inc. (the “Company”) approved the dismissal of Plante & Moran PLLC (“Plante Moran”) as the Company's independent registered public accounting firm.

The reports of Plante Moran on the Company's consolidated financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Plante Moran with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Plante Moran furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Plante Moran agrees with the statements related to them made by the Company in this report. A copy of Plante Moran’s letter to the SEC dated April 29, 2021 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On April 29, 2021, the Audit Committee approved the appointment of Armanino LLP ("Armanino") as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021.  During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, neither the Company, nor anyone on its behalf, consulted Armanino regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Armanino that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2021, Gaia held its 2021 annual meeting of shareholders. At that meeting, the shareholders elected seven directors for one-year terms. For more information on the meeting, see Gaia’s definitive proxy statement for the 2021 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 8, 2021.

Proposal 1

All nominees for director were elected by the following votes, each to serve until the next annual meeting of shareholders to be held in 2021 or until successors are duly elected and qualified:

			Broker
	For	Withheld	Non-Votes
Jirka Rysavy	58,710,247	2,585,206	—
Kristin Frank	58,675,660	2,619,793	—
James Colquhoun	58,698,979	2,596,474	—
David Maisel	58,687,513	2,607,940	—
Keyur Patel	58,699,552	2,595,901	—
Paul Sutherland	58,630,855	2,664,598	—
Anaal Udaybabu	58,777,880	2,517,573	—

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Plante Moran’s letter to the SEC dated May 5, 2021
99.1	Press Release issued by Gaia on May 3, 2021
99.2	Transcript from First Quarter Earnings Conference Call on May 3, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

By:  /s/ Paul Tarell
        Name: Paul Tarell
        Title: Chief Financial Officer

Date: May 5, 2021